                                                                        Ex - 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 MARINEMAX, INC.


                  1. The name of the corporation (which is hereinafter referred to as the "Corporation") is MarineMax, Inc.

                  2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 23, 1998, under the name MarineMax, Inc.

                  3. This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, by written consent action given to the stockholders of the Corporation, and duly adopted, executed and acknowledged by an officer of the Corporation in accordance with the provisions of Sections 103, 228(d), 242 and 245 of the General Corporation Law of the State of Delaware and, restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation and, upon filing with the Secretary of State in accordance with
Section 103, shall thenceforth supersede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

                  4. The text of the original Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

                 The name of the Corporation is: MarineMax, Inc.

                                   ARTICLE II
                                REGISTERED OFFICE

                  The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of the Corporation's registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III
                                    BUSINESS

                  The purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "GCL").

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

                  The total number of shares of stock that the Corporation shall have the authority to issue is Forty-five Million (45,000,000), consisting of Forty Million (40,000,000) shares of Common Stock, par value $.001 per share ("Common Stock") and Five Million (5,000,000) shares of Preferred Stock, par value $.001 per share ("Preferred Stock").

                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and the relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  A. the designation of the series, which may be by distinguishing number, letter or title;

                  B. the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  C. whether dividends, if any, shall be cumulative or noncumulative and the rights with respect to dividends of the series;

                  D. the redemption rights and price or prices, if any, for shares of the series;

                  E. the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                  F. the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  G. whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

                  H. restrictions on the issuance of shares of the same series or of any other class or series; and

                  I. the voting rights, if any, of the holders of shares of the series.

                  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one (1) vote for each such share upon all questions presented generally to the stockholders.

                  The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the GCL, and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

                                    ARTICLE V
                              ELECTION OF DIRECTORS

                  A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. Subject to any rights to elect directors set forth in any Preferred Stock Designation, the total number of directors constituting the entire Board shall be not less than one (1) nor more than fifteen (15), with the then-designated number of directors being fixed from time to time by or pursuant to a resolution passed by the Board. Members of the Board shall hold office until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal.

                  B. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                  C. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

                  D. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (1) the then otherwise total designated number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such series of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (2) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to the provisions of any Preferred Stock Designation and to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total designated number of directors of the Corporation shall be reduced accordingly.

                  E. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation, any director may be removed from office only with cause and only by the affirmative vote of sixty six and two-thirds percent (66 2/3%) or more of the combined voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class.

                                   ARTICLE VI
                            MEETINGS OF STOCKHOLDERS

                  A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of
Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, or by the Board pursuant to a resolution adopted by the Board. Special meetings of stockholders may not be called by any other person or persons or in any other manner.

                  B. In addition to the powers conferred on the Board by this Restated Certificate of Incorporation and by the GCL, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the Bylaws of the Corporation, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to: (1) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board; (2) regulation of the attendance at annual or special meetings of the stockholders of persons other than holders of record or their proxies; and (3) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation.

                                   ARTICLE VII
                               STOCKHOLDER CONSENT

                  Except as otherwise provided for or fixed pursuant to the provisions of Article IV relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

                                  ARTICLE VIII
                             LIMITATION OF LIABILITY

                  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL.

                  Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE IX
                        BUSINESS COMBINATIONS; FAIR PRICE

                  A. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph B of this Article IX:

                           1. any merger or consolidation of the Corporation or
                  any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation, partnership or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder, other than a merger enacted in accordance with
                  Section 253 of the GCL; or

                           2. any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of ten million dollars ($10,000,000) or more; or

                           3. the issuance or transfer by the Corporation or any
                  Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of ten million dollars ($10,000,000) or more (other than on a pro rata basis to all holders of Voting Stock, as hereinafter defined, of the same class or series of Voting Stock held by the Interested Stockholder pursuant to a stock split, reclassification, stock dividend or distribution of warrants or rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation of any of its Subsidiaries which securities have been distributed pro rata to all holders of Voting Stock); or

                           4. the adoption of any plan or proposal for the
                  liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

                           5. any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share by more than one percent (1%) of the issued and outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder, other than a merger enacted in accordance with
                  Section 253 of the GCL;

shall require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock, voting together as a single class, and, to the extent not prohibited by the provisions of the GCL, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then issued and outstanding Voting Stock not Beneficially Owned (as hereinafter defined) directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.

                  B. The provisions of Section A of this Article IX shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Restated Certificate of Incorporation, if the conditions specified in either of the following paragraphs 1 or 2 are met:

                  1. the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); or

                  2. all of the following price and procedural conditions shall have been met:

                                    (a) the aggregate amount of the cash and the
                  Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by the holders of Common Stock in such Business Combination, shall be at least equal to the highest of the following:

                                            (i) (if applicable) the highest per
                           share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the three (3) year period immediately prior to the first public announcement of the proposal of such Business Combination (the "Announcement Date"), or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                            (ii) the Fair Market Value per share
                           of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

                                            (iii) (if applicable) the price per
                           share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph 2(a)(ii) above, multiplied by the ratio of (A) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers'
                           fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the three (3) year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such three (3) year period upon which the Interested Stockholder acquired any shares of Common Stock; and

                                    (b) the aggregate amount of the cash and the
                  Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class or series, other than Common Stock or Excluded Preferred Stock (as hereinafter defined), of issued and outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2(b) shall be required to be met with respect to every such class or series of issued and outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                            (i) (if applicable) the highest per
                           share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it (A) within the three (3) year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                            (ii) (if applicable) the highest
                           preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                                            (iii) the Fair Market Value per
                           share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                            (iv) (if applicable) the price per
                           share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph 2(b)(iii) above, multiplied by the ratio of
                           (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it within the three (3) year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such three (3) year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock; and

                                    (c) the consideration to be received by
                  holders of a particular class or series of issued and outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock (if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it); and

                                    (d) after such Interested Stockholder has
                  become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any issued and outstanding shares of Preferred Stock, except as approved by a majority of the Continuing Directors; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of issued and outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; and

                                    (e) after such Interested Stockholder has
                  become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                                    (f) a proxy or information statement
                  describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be made pursuant to such Act or subsequent provisions).

                  C. For purposes of this Article IX the following terms shall have the following meanings:

                           1.       "Affiliate" or "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time.

                           2.       "Beneficial Owner" shall have the meaning
ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended from time to time. In addition, a Person shall be the "Beneficial Owner" of any Voting Stock which such Person or any of its Affiliates or Associates has: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of the stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate of Associate is otherwise deemed the Beneficial Owner).

                           3.       "Business Combination" shall mean any
transaction described in any one or more of clauses (1) through (5) of Section A of this Article IX.

                           4.       "Continuing Director" shall mean any member
of the Board who is unaffiliated with and is not the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

                           5.       "Excluded Preferred Stock" means any series
of Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of this Article IX shall not apply.

                           6.       "Fair Market Value" shall mean:  (a) in the
case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section D of this Article IX; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section D of this Article IX.

                           7. "Interested Stockholder" shall mean any Person to or which:

                                    (a) itself, or along with its Affiliates, is
                  the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then issued and outstanding Voting Stock; or

                                    (b) is an Affiliate of the Corporation and
                  at any time within the three (3) year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the then issued and outstanding Voting Stock; or

                                    (c) is an assignee of or has otherwise
                  succeeded to any Voting Stock which was at any time within the three (3) year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph 7 of this Section C, the number of shares of Voting Stock deemed to be issued and outstanding shall include shares deemed owned through application of paragraph 2 of this Section C but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

                  Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, for purposes of this Restated Certificate of Incorporation, the term "Interested Stockholder" shall not, for any purpose, include, and the provisions of Article IX(A) hereof shall not apply to: (a) the Corporation or any Subsidiary; or (b) any employee stock ownership plan of the Corporation or any Subsidiary.

                           8.       In the event of any Business Combination in
which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs 2(a) and (b) and paragraph B of this Article IX shall include the shares of Common Stock and/or the shares of any other class of issued and outstanding Voting Stock retained by the holders of such shares.

                           9.       "Person" shall mean any individual, firm,
corporation, partnership or other entity.

                           10.      "Subsidiary" shall mean any corporation or
other entity of which the Corporation owns, directly or indirectly, securities that enable the Corporation to elect a majority of the board of directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

                           11.      "Voting Stock" means all issued and
outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Restated Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The issued and outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options or otherwise.

                  D. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation: (i) whether a Person is an Interested Stockholder; (ii) the number of shares of Voting Stock beneficially owned by any Person; (iii) whether a Person is an Affiliate or Associate of another; (iv) whether the applicable conditions set forth in paragraph 2 of paragraph B of this Article IX have been met with respect to any Business Combination; (v) the Fair Market Value of stock or other property in accordance with paragraph 6 of paragraph C of this Article IX; and
(vi) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of ten million dollars ($10,000,000) or more.

                  E. Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                                    ARTICLE X
                        AMENDMENT OF CORPORATE DOCUMENTS

                  A. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation, any alteration, amendment, repeal or rescission (a "Change") of any provision of this Restated Certificate of Incorporation must be approved by at least a majority of the then serving directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles V, VI, VII, VIII, IX, XI or XII hereof or to this Article X, such Change must also be approved by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.

                  Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereinafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X.

                  B. In addition to any affirmative vote required by law, any Change of the Bylaws of the Corporation may be adopted either: (i) by the Board; or (ii) by the stockholders by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class.

                                   ARTICLE XI
                  BOARD CONSIDERATIONS UPON SIGNIFICANT EVENTS

                  The Board, when evaluating any (A) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation, or (B) proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, may take into account all factors that the Board deems relevant, including, without limitation, to the extent so deemed relevant, the potential impact on employees, customers, suppliers, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation operates.

                                   ARTICLE XII
                         STRUCTURE OF BOARD OF DIRECTORS

                  A. The Board (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof ("Preferred Stock Directors")) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 1999 meeting of stockholders; Class II directors shall initially serve until the 2000 meeting of stockholders; and Class III directors shall initially serve until the 2001 meeting of stockholders. Commencing with the annual meeting of stockholders in 1999, directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

                  B. Any director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified or until their earlier death, resignation, disqualification or removal.


                  IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed this 6th day of March, 1998.

                                    MARINEMAX, INC.


                                    By:______________________________________
                                        William (Bill) H. McGill, Jr., President